UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 14, 2018

US Ecology, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-11688	95-3889638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 S. Capitol Blvd., Suite 1000, Boise, Idaho 83702
(Address of Principal Executive Offices) (Zip Code)

(208) 331-8400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 14, 2018, pursuant to the Asset Purchase Agreement (the “Purchase Agreement”), dated November 14, 2018, by and among US Ecology, Inc. (the “Company”) and Ecoserv, LLC (the “Seller”), the Company acquired (the “Acquisition”) Ecoserv Industrial Disposal, LLC from the Seller.

Ecoserv Industrial Disposal, LLC is a provider of non-hazardous industrial wastewater disposal solutions and employs deep-well injection technology in the southern United States.

The cash purchase price at closing pursuant to the Purchase Agreement was $87.2 million, and is subject to customary post-closing adjustments. The Company funded the purchase from cash on hand and the Company’s existing credit facility.

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 and furnished for purposes of Regulation FD is a press release announcing the consummation of the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

In accordance with general instruction B.2 of Form 8-K, the information in this report (including Exhibit 99.1) is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

The following exhibits relating to Item 7.01 shall be deemed to be furnished, and not filed:

(d) Exhibits

Press Release of US Ecology, Inc. dated November 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Ecology, Inc.

Date: November 14, 2018	By:	/s/ Eric L. Gerratt
Eric L. Gerratt
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of US Ecology, Inc. dated November 14, 2018